AMENDMENT
                             DATED FEBRUARY 29, 2008
                                     TO THE
  DISTRIBUTION AND SHAREHOLDER SERVICES PLAN--ADVISOR CLASS AND C-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED

                                    EXHIBIT B

                               RYDEX SERIES FUNDS
           DISTRIBUTION AND SHAREHOLDER SERVICE FEES - C-CLASS SHARES

RYDEX FUNDS - C-CLASS

      U.S. Government Money Market Fund
      Nova Fund
      Inverse S&P 500 Strategy Fund
      NASDAQ-100(R) Fund
      Inverse Government Long Bond Strategy Fund
      Mid-Cap 1.5x Strategy Fund
      Inverse NASDAQ-100(R) Strategy Fund
      Government Long Bond 1.2x Strategy Fund
      Russell 2000(R) 1.5x Strategy Fund
      Europe 1.25x Strategy Fund
      Large-Cap Value Fund
      Large-Cap Growth Fund
      Mid-Cap Value Fund
      Mid-Cap Growth Fund
      Inverse Mid-Cap Strategy Fund
      Small-Cap Value Fund
      Small-Cap Growth Fund
      Inverse Russell 2000(R) Strategy Fund
      Strengthening Dollar 2x Strategy Fund
      Weakening Dollar 2x Strategy Fund
      Sector Rotation Fund
      Multi-Cap Core Equity Fund
      Absolute Return Strategies Fund
      Hedged Equity Fund
      Market Neutral Fund
      Banking Fund
      Basic Materials Fund
      Biotechnology Fund
      Commodities Strategy Fund
      Consumer Products Fund
      Electronics Fund
      Energy Fund
      Energy Services Fund
      Financial Services Fund
      Health Care Fund
      Internet Fund
      Leisure Fund
      Precious Metals Fund
      Real Estate Fund
      Retailing Fund
      Technology Fund

      Telecommunications Fund
      Transportation Fund
      Utilities Fund
      S&P 500 Fund
      Russell 2000(R) Fund
      Essential Portfolio Moderate Fund
      Essential Portfolio Conservative Fund
      Essential Portfolio Aggressive Fund
      Managed Futures Strategy Fund
      High Yield Strategy Fund
      Inverse High Yield Strategy Fund
      International Rotation Fund
      International 2x Strategy Fund
      Inverse International 2x Strategy Fund
      Pacific 2x Strategy Fund
      ALTERNATIVE STRATEGIES ALLOCATION FUND

DISTRIBUTION AND SHAREHOLDER SERVICE FEES

Distribution Services..........................Seventy-Five basis points (.75%)

Shareholder Services...........................Twenty-Five basis points (.25%)

CALCULATION OF FEES
Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.